Exhibit 99.1

DXC Technology Names Rob Del Bene Chief Financial Officer

Ashburn, VA, May 18, 2023 – DXC Technology (NYSE: DXC) today announced that Rob Del Bene has been appointed Executive Vice President and Chief Financial Officer, reporting to DXC Chairman, President and Chief Executive Officer Mike Salvino. He will officially begin his role effective June 15, 2023, succeeding CFO Ken Sharp, who is leaving DXC for personal reasons and will remain at DXC until September 15, 2023, to help ensure a smooth transition.

Del Bene is a seasoned financial executive with more than 40 years of experience in various senior leadership positions. He has served as IBM’s Vice President and Controller; General Manager, IBM Global Financing; Vice-President and Treasurer; and other senior roles.

Del Bene’s comprehensive experience, which includes having served as CFO, IBM Global Services Group for five years, gives him a unique mix of understanding of the industry, operating and leadership skills, and the discipline needed to execute on DXC’s financial commitments.

Most recently, he served as General Manager at IBM Technology Lifecycle Services, IBM’s $6 billion technology support business. This experience positions him well to partner across our business and with our business leaders.

“Rob is an outstanding addition to our leadership team” said Salvino. “He is a proven, hands-on and strategic finance leader who knows the industry and has the deep experience needed as DXC focuses on delivering higher quality revenue, margin EPS and expanding free cash flow while maintaining our solid financial foundation. I also want to thank Ken for his contributions to DXC and wish him and his family all the best.”

“I am thrilled to join DXC at this exciting moment in the company’s history,” Del Bene said. “Mike and his team have created a quality company during the past few years, and I am eager to join their efforts in creating sustainable growth and consistent execution around revenue, margin, earnings per share and free cash flow expansion.”

Del Bene holds an MBA from Duke University and a Bachelor of Science in accounting from Pace University.

Forward Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC’s upcoming Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this report or to reflect the occurrence of unanticipated events except as required by law.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission-critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Sean B. Pasternak	John Sweeney
Corporate Media Relations	Investor Relations
+1-647-975-7326	+1-980-315-3665
sean.pasternak@dxc.com	john.sweeney@dxc.com